EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Subsidiaries Incorporated or Organized in the State of Arizona	Percentage of Voting Power
Arrowhead MOB Joint Venture Pleasant Properties, Inc.	80% 100%

Subsidiaries Incorporated or Organized in the State of Delaware	Percentage of Voting Power

VHS Acquisition Corporation
VHS of Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS of Arrowhead, Inc.
VHS of South Phoenix, Inc.
The VHS Arizona Imaging Centers Limited Partnership
VHS Imaging Centers, Inc.
VHS of Anaheim, Inc.
VHS of Orange County, Inc.
VHS Holding Company, Inc.
VHS of Huntington Beach, Inc.
The Anaheim VHS Limited Partnership
The Huntington Beach VHS Limited Partnership
VHS of Illinois, Inc.
VHS Genesis Labs, Inc.
MacNeal Medical Records, Inc.
Vanguard Health Management, Inc.
Trinity Medcare, Inc.
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc.
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Phoenix Health Plan, Inc.
Hospital Development of West Phoenix, Inc.
Hospital Development Company Number 1, Inc.
Hospital Development Company Number 2, Inc.
Magnolia Surgery Center Limited Partnership

100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 99%

Subsidiaries Incorporated or Organized in the State of California	Percentage of Voting Power
North Anaheim Surgicenter, Ltd.	75%

Subsidiaries Incorporated or Organized in the District of Columbia	Percentage of Voting Power
Healthcare Compliance, L.L.C.	100%

SUBSIDIARIES OF THE COMPANY

Subsidiaries Incorporated or Organized in the State of Illinois	Percentage of Voting Power

MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Claims Processing, Inc.
Primary Care Physicians Center, LLC
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited Partnership

100% 100% 100% 94% 100% 100% 50.33%

Subsidiaries Incorporated or Organized in the State of New Jersey	Percentage of Voting Power
VHS of Rancocas, Inc.	100%

Subsidiaries Incorporated or Organized in the Commonwealth of Pennsylvania	Percentage of Voting Power
V-II Acquisition Co., Inc.	100%

Subsidiaries Incorporated or Organized in the State of Tennessee	Percentage of Voting Power
Vanguard Health Financial Company, Inc.	100%